                                                                    EXHIBIT 15.5

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-13270, 333-11220, 333-1946, 333-10794, 333-113552 and
333-132221) of Magic Software Enterprises Ltd., of our report dated January 26,
2007 with respect to the financial statements of Magic Software Japan K.K. as of
December 31, 2006 and for the year then ended, which report appears in the
Annual Report on Form 20-F of Magic Software Enterprises Ltd. for the year ended
December 31, 2006.

                                                     /s/ KDA Audit Corporation
                                                     -------------------------
                                                     KDA Audit Corporation
                                                     Registered Auditors

Tokyo, Japan
June 25, 2007